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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]



                               October 24, 1997



Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California  91103


          Re:  Avery Dennison Corporation
               Capital Accumulation Plan
               -------------------------

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $20,000,000 in deferred stock option gain obligations (the "Obligations") and 247,870 shares of common stock, $1.00 par value (the "Shares") of Avery Dennison Corporation (the "Company") under the Avery Dennison Corporation Capital Accumulation Plan (the "Plan"). We are familiar with the proceedings undertaken in connection with the authorization of the Plan, the Obligations and the Shares. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

          We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the internal laws of the State of California and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

          Based upon the foregoing, we are of the opinion that, as of the date hereof:

          1. The Obligations have been duly authorized and upon the issuance of the Obligations under the terms of the Plan, such Obligations will be legally valid and binding obligations of the Company, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of
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equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness.

          2. The Shares have been duly authorized, and upon the sale of the Shares under the terms of the Plan, such Shares will have been validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    Latham & Watkins